Exhibit 99.1

CHENIERE ENERGY, INC.
2014-2018 Long Term Incentive Compensation Program
Adopted by the Compensation Committee on January 30, 2014

Purpose
Subject to and effective upon the approval of the Program by the stockholders of the Company, Cheniere Energy, Inc. (the "Company") hereby establishes and adopts this 2014-2018 Long Term Incentive Compensation Program (the "Program") to provide long term incentive award opportunities to incentivize and retain employees and consultants of the Company and its affiliates, contingent upon meeting certain performance goals. Upon approval by the stockholders of the Company, this Program shall immediately become effective.
Overview
The Program is structured as a sub-plan under the Company’s 2011 Incentive Plan, as amended from time to time (the "Plan"). The Program sets forth the terms of the Company’s long-term equity incentive program for the 2014 through 2018 Performance Periods.
Awards under the Program for any Performance Period depend upon total shareholder return during the applicable Performance Period and cumulatively over the life of the Program.
Unless otherwise defined in this Program, capitalized terms used herein shall have the meanings assigned to them in the Plan; provided, however, that with respect to Awards issued under the Program, capitalized terms shall have the meanings as may be set forth and otherwise defined in the Restricted Stock Grant award agreement.
Administration of the Program
The Program shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") in accordance with the terms of the Plan and pursuant to the authority under the Plan; provided, however, that the 162(m) Sub-Committee shall administer all portions of the Program with regard to Awards intended to be "Performance-Based Compensation" within the meaning of the Plan and performance-based compensation as described in Section 162(m)(4)(C) of the Code ("Performance-Based Awards"), and references to the Committee in the Program with respect to such Performance-Based Awards will be deemed to refer to the 162(m) Sub-Committee.
The Program is (and Awards granted hereunder are) subject to all of the provisions of the Plan, together with all of the rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan; provided, however, that in the event of a conflict between any provision of the Plan and the Program, the provisions of the Program shall control but only to the extent such conflict is permitted under the Plan.

Performance Period
The term of the Program (the "Term") will commence as of November 1, 2013 (the "Program Start Date") and will consist of five consecutive annual performance periods.
Each annual performance period during the Term (each, a "Performance Period") will commence on November 1 (as applicable, the "Period Start Date") and continue through October 31 of the following year (as applicable, the "Period End Date").
Eligibility
Except as otherwise delegated by the Committee in accordance with the Plan and applicable law, the Committee shall determine the employees and consultants eligible to participate in the Program for any Performance Period (the "Participants").
Prior to the end of each Performance Period, except as otherwise delegated by the Committee in accordance with the Plan and applicable law, the Committee, in its sole discretion but taking into account the recommendations of senior management, shall select and identify the Participants that will be eligible to participate in the Program. Notwithstanding the foregoing, to the extent that the Committee intends that Awards to the Executive Officer Group Participants for any Performance Period qualify as Performance-Based Awards, the determination and identification of the Executive Officer Group for the Performance Period shall be made by the Committee on a timely basis in accordance with the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
For purposes of any Performance Period during the Term, the "Executive Officer Group" will include the Company’s Chief Executive Officer (the "CEO"), the Chief Financial Officer of the Company ("CFO"), and any of the Company’s Executive Officers and other employees of the Company and its affiliates who the Committee determines, in its sole discretion, could be a "Covered Employee" under Code Section 162(m) as of the end of the fiscal year in which the Awards under the Program are issued for such Performance Period.
For purposes of any Performance Period during the Term, the "Employee Group" will include the Participants who are not in the Executive Officer Group and who are selected and identified by the Committee (or its delegate in accordance with the Plan and applicable law) as eligible to participate in the Program.
Annual Bonus Pools
The aggregate long-term equity incentive pool (the "Aggregate Share Pool") allocable for each Performance Period will be a number of restricted shares of the Company’s Common Stock equal to the Applicable Percentage multiplied by the TSV Growth and divided by the Average Closing Stock Price. The components of the Aggregate Share Pool shall be calculated according to the following definitions:

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"Annual TSR" for a Performance Period means a percentage equal to (i) the difference between (a) the Total Shareholder Value for such Performance Period, and (b) the Total Shareholder Value for the immediately preceding Performance Period, such difference divided by (ii) the Total Shareholder Value for the immediately preceding Performance Period, and multiplied (iii) by 100. For the first Performance Period ending October 31, 2014, the Total Shareholder Value for the immediately preceding Performance Period shall be deemed to be equal to $8,362,445,350.

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"Annualized Cumulative TSR" for a Performance Period means a percentage equal to (i) the quotient of (a) the Total Shareholder Value for such Performance Period divided by (b) $8,362,445,350, such quotient (ii) raised to a power equal to the quotient of (a) one (1) divided by (b) the number of Performance Periods (including the current Performance Period) that have occurred since the inception of the Program, the resulting amount (iii) minus one (1) and then (iv) multiplied by 100.

▪	"Applicable Percentage" means:

◦	If either of the Annual TSR or the Annualized Cumulative TSR for the Performance Period is less than eight decimal zero percent (8.0%), zero percent (0%).

◦	If each of the Annual TSR and the Annualized Cumulative TSR for the Performance Period is equal to or exceed nine decimal zero percent (9.0%), ten percent (10%).

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If for the Performance Period: (i) both of the Annual TSR and the Annualized Cumulative TSR equal or exceed eight decimal zero percent (8.0%) and (ii) either the Annual TSR or the Annualized Cumulative TSR is less than nine decimal zero percent (9.0%), then the Applicable Percentage shall be a percentage equal to (i) the difference between (a) the lesser of (x) the Annual TSR and (y) the Annualized Cumulative TSR and (b) eight decimal zero percent (8.0%), such difference (ii) multiplied by 10.

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"Average Closing Stock Price" means, as to any Performance Period, the simple average of the closing prices of the Company’s Common Stock as reported by the primary stock exchange on which the Company’s Common Stock is traded (as of the date of adoption of this Program, the NYSE MKT LLC) (the "Primary Exchange") on each day of trading on the Primary Exchange that occurs during a period of 30 consecutive calendar days that ends on (and includes) the day immediately prior to last day of the applicable Performance Period. The calculation of the Average Closing Stock Price shall not include any price for any day that is a weekend, holiday or any other day in which the Company’s Common Stock was not traded during such day on the Primary Exchange.

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"Market Capitalization" means, as to any Performance Period, (i) the Average Closing Stock Price multiplied by (ii) the number of outstanding shares of the Company’s Common Stock as of the last day of the Performance Period.

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"Total Shareholder Value" means, as to any Performance Period, (i) the Market Capitalization for such Performance Period; plus (ii) the aggregate amount paid by the Company for all repurchases of the Company’s Common Stock made by the Company since the effective date of the Program (not including the repurchase of any shares issued under the Plan, including this Program, for the net settlement of taxes owed by employees); minus (iii) the aggregate value of all stock issuances (not including any shares issued under the Plan, including this Program) since the effective date of the Program; plus (iv) the aggregate amount of all dividends paid to holders of the Company’s Common Stock since the effective date of the Program.

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"TSV Growth" means, as to any Performance Period, a positive amount equal to: (i) the Total Shareholder Value for such Performance Period; minus (ii) the highest Total Shareholder Value achieved in any prior Performance Period; provided, however, that for the first Performance Period ending October 31, 2014, the Total Shareholder Value for the immediately preceding Performance Period shall be deemed to be equal to $8,362,445,350. If the TSV Growth is not a positive amount in excess of 0, then the TSV Growth will be deemed to be 0.

In the event that a Change of Control (as defined in the Plan) occurs during a Performance Period, then the Applicable Percentage for such Performance Period shall be determined as of such Change of Control, assuming for purposes of such determination that (i) the Period End Date for such Performance Period was the date of consummation of the Change of Control and (ii) the Average Closing Stock Price as of the last day of the Performance Period was equal to the aggregate consideration paid in such Change of Control divided by the number of shares of the Company’s Common Stock outstanding as of immediately prior to the consummation of the Change of Control. The consideration paid in such Change of Control shall be deemed to be: (A) in the case of a sale, exchange or purchase of the Company’s equity securities, the total consideration paid for such securities (including the amount of any dividends paid to holders of the Company’s Common Stock in connection with such Change of Control) and (B) in the case of a sale or disposition by the Company of all or substantially all of the Company’s assets, the total consideration paid for such assets, net of any required repayment of indebtedness by the Company in connection with such sale, plus the net value of any current assets and liabilities not sold by the Company. The Restricted Shares granted pursuant to an Award for the Performance Period in which a Change of Control occurs will be fully vested on the date of grant.
For any Performance Period, the amount of the Aggregate Share Pool, and all calculations and determinations in respect thereof, shall be prepared as soon as practicable after the end of the Performance Period (consistent with generally accepted accounting principles and/or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings) and subject to the approval of the Committee or the Section 162(m) Subcommittee.

Sharing Percentage

For purposes of this Program, any allocation of the Aggregate Share Pool to a Participant shall be referred to as his or her "Sharing Percentage."

Prior to, during or as soon as practicable after the end of a Performance Period, the Committee (or its delegate) shall determine the Sharing Percentage to be allocated to each Participant in respect of such Performance Period. At any time, the Committee (or its delegate) may also determine the Sharing Percentage for any Participant for any or all future Performance Periods during the Term of the Program.

Notwithstanding the foregoing, the Committee may not delegate the responsibility for making allocations in respect of Participants in the Executive Officer Group, and to the extent Awards to such Participants in the Executive Officer Group for any such Performance Period are intended by the Committee to qualify as Performance-Based Awards, such determination shall be made by the Committee in writing on a timely basis in accordance with applicable Section 162(m) regulation.

At any time following the determination of any allocation of the Aggregate Share Pool to a Participant for any Performance Period or Performance Periods, the Committee (or its delegate) may in its sole discretion communicate to any or all Participants the applicable Sharing Percentages allocated to such Participants in writing promptly following the determination thereof (such written notice, an "Allocation Notice").

Any Sharing Percentage allocated to a Participant in the Executive Officer Group for any Performance Period who forfeits his or her right to receive an Award under the Program for such Performance Period may not be reallocated to any other Participant in the Executive Officer Group or otherwise result in an increase to the Sharing Percentage for any other Participant in the Executive Officer Group for such Performance Period, in each case, to the extent Awards to such other Participants in the Executive Officer Group under the Program for the Performance Period are intended to be Performance-Based Awards; provided, however, that nothing herein shall limit the ability of the Committee to reallocate any such forfeited Sharing Percentage (or to issue Restricted Shares in respect of any such reallocated Sharing Percentage) to any Participant within the first 90 days of the Performance Period, or at any time prior to payment with respect to a Participant who is not in the Executive Officer Group.
The Sharing Percentages for Participants in the Employee Group and the Executive Officer Group, in the aggregate for any Performance Period, may not exceed one hundred percent (100%).

Determination of Individual Awards
Following the determination of the Aggregate Share Pool for a Performance Period, the Company shall issue awards of restricted shares of the Company’s Common Stock ("Restricted Shares") under the Program pursuant to a written Restricted Stock Grant agreement.
The number of Restricted Shares issued to any Participant under an Award in respect of any Performance Period shall be in an amount equal to the product of (i) the Participant’s Sharing Percentage and (ii) the Aggregate Share Pool. Notwithstanding any other provision to the contrary herein, the Committee may not issue to any Participant in the Executive Officer Group a number of Restricted Shares that is less than the number of Restricted Shares determined in accordance with the foregoing formula and shall not issue to any Participant a number of Restricted Shares that is greater than the number of Restricted Shares determined in accordance with the foregoing formula or otherwise in excess of the applicable share limitations under Sections 5 and 7 of the Plan.

Notwithstanding the foregoing, (A) the total number of shares of Common Stock that may be granted subject to Awards under the Program during the Term, in the aggregate, shall not exceed the number of shares of Common Stock reserved for issuance under Section 5 of the Plan (as approved by stockholders in calendar year 2014 or from time to time thereafter), inclusive of all previously approved and unallocated shares; and (B) no more than the maximum number of shares of Common Stock that may be granted to any individual in any calendar year under Section 7 of the Plan may be granted to any Participant in any calendar year, including Awards granted under the Program or otherwise.

For purposes of the annual limits with respect to grants of Awards covering or relating to shares of Common Stock under Section 5 of the Plan, Awards issued under the Program shall only be deemed granted on the date of issuance of the Restricted Shares pursuant to a Restricted Stock Grant agreement.

Terms and Conditions of Awards
All Restricted Shares issued pursuant to the Program will be awarded no later than March 15 of the year following the last day of the applicable Performance Period, subject to the Participant’s continued employment in good standing through the date of grant. A Participant whose employment terminates for any reason (or no reason) prior to the date of issuance of Awards for the applicable Performance Period will not receive an Award of Restricted Shares under the Program for the applicable Performance Period.
Restricted Shares issued under the Program will be granted pursuant to a Restricted Stock Grant agreement having terms and conditions as set forth below:

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Vesting. The Restricted Shares shall vest and the forfeiture restrictions shall lapse as follows, in each case, subject to the Participant’s continued employment in good standing through the applicable vesting date: (i) 25% of the Restricted Shares will be vested as of the date of grant; and (ii) 25% of the Restricted Shares will vest on December 1 of each of the first, second and third calendar years following the year in which the applicable Performance Period ends (e.g., for awards granted in respect of the initial Performance Period ending October 31, 2014, 25% would be vested on the date of grant and an additional 25% would vest on each of December 1, 2015, December 1, 2016 and December 1, 2017). Except as otherwise set forth below, upon the termination of a Participant’s employment with the Company and its affiliates, all unvested Restricted Shares not then vested as of the date of termination shall not vest (except as otherwise provided herein) and shall be forfeited back to the Plan.

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Termination of Employment due to Death or Disability. If the Participant’s employment with the Company or an affiliate is terminated due to the death of the Participant or by the Company or an affiliate due to the Disability of the Participant, then the Restricted Shares shall become vested and the forfeiture restrictions shall lapse as of the date of such termination as to all unvested Restricted Shares.

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Retirement After Age 65. Except in the case of a Participant based in the United Kingdom, if the Participant’s employment with the Company or an affiliate is terminated by the Participant due to retirement after the Participant attains age 65, then the Restricted Shares shall become vested and the forfeiture restrictions shall lapse as of the date of such retirement as to all unvested Restricted Shares.

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Termination of Employment without Cause or for Good Reason. If the Participant’s employment with the Company or an affiliate is terminated by the Company or an affiliate without "Cause" or, in the case of a Participant in the Executive Officer Group or with regard to any other Participant, to the extent set forth in the Restricted Stock Grant agreement, by the Participant for "Good Reason," then the Restricted Shares shall become vested and the forfeiture restrictions shall lapse as of the date of such termination as to all unvested Restricted Shares.

▪	Change of Control. Upon a Change of Control, the unvested portion of the Restricted Shares will vest and the forfeiture restrictions shall lapse as of the date of such Change of Control.
The terms "Cause," "Good Reason," "Disability" and "Change of Control" as applied to any Award under the Program shall have the meaning set forth in the Plan, unless otherwise determined by the Committee and set forth in the applicable Restricted Stock Grant agreement.

Amendment and Termination
The Committee may at any time alter, amend, suspend, modify, restate, supplement or terminate the Program, including during a Performance Period; provided, however, that no such amendment, suspension or termination shall adversely affect any Awards previously granted under the Program to a Participant or any allocation of a Sharing Percentage communicated to a Participant pursuant to an Allocation Notice, and no amendment shall be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending Awards that are intended to be Performance-Based Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code. The Company and its affiliates shall be under no obligation to continue the Program after the 2018 Performance Period or to offer any other annual bonus program in any future period. Notwithstanding anything herein to the contrary, the Committee may suspend, amend or terminate the Program and any Sharing Percentage and/or Allocation Notice following a Change of Control with respect to any or all future Performance Periods.
Taxes
The Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state, local or any other tax withholding obligations or national insurance/social security obligations as it determines are necessary in relation to Awards under this Program and/or arising from the issuance, vesting or disposal of Awards acquired under the Program and/or the Plan.
Participants shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Program. None of the Board, the Company or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the participants.

All Awards under the Program are intended to be exempt from or to comply with the requirements of Section 409A of the Code and shall be interpreted accordingly. The Company makes no commitment or guarantee to Participants that any federal or state tax treatment will apply or be available to any person eligible for benefits under an Award and in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed as a result of Section 409A or any damages for failing to comply with Section 409A.
The Company makes no commitment or guarantee to Participants that any particular United Kingdom tax treatment will apply or be available to any person eligible for benefits under an Award and in no event whatsoever shall the Company be liable for any tax, interest or penalty that may be imposed under any applicable United Kingdom employment tax legislation. If the Company so requires, Participants subject to UK taxation in respect of an Award shall enter into an election under section 431 of the Income Tax (Earnings and Pensions) Act 2003. Upon the making of such election, the Company and/or the Participant’s employer shall have the right to take any action as may be necessary to comply with related reporting obligations and withholding obligations in respect of income tax and National Insurance Contributions which may arise from the making of such election.

Miscellaneous
The obligations of the Company under the Program shall be binding upon any successor corporation or organization (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the entity.
No right or benefit under the Program shall be subject to alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to alienate, sell, assign, pledge, encumber and, to the extent permitted by applicable law, garnish, execute upon or levy upon the same, shall be void and shall not be recognized or given effect by the Company.
The Program and all determinations made and actions taken thereunder shall be governed by the laws of the State of Delaware.
No person shall have any claim or right to participate in the Program or to receive any allocation or be issued any Award in the Program, in each case, except as otherwise determined by the Committee. An allocation of a Sharing Percentage shall not confer on any Participant a right to continued employment with the Company. The Company expressly reserves the right to terminate the employment or services of any Participant at any time. Any Award granted to any Participant shall remain subject to the terms thereof, including without limitation and as applicable, the Plan and any award agreement to which such Award may be subject.
The Program is not funded and any obligations under the Program arising from, or relating to, any Award shall constitute a general unsecured claim.